EXHIBIT 3.2

Second Amended and Restated

Bye-laws

of

Fuxing China Group Limited

(Adopted by special resolution of the shareholders of the Company at the general meeting held on 23 December 2024)

1

I N D E X
SUBJECT	Bye-law No.
Interpretation	1-2
Share Capital	3
Alteration Of Capital	4-7
Share Rights	8-9
Variation Of Rights	10-11
Shares	12-15
Share Certificates	16-21
Lien	22-24
Calls On Shares	25-33
Forfeiture Of Shares	34-42
Register Of Members	43-44
Record Dates	45
Transfer Of Shares	46-51
Transmission Of Shares	52-54
General Meetings	55-57
Notice Of General Meetings	58-59
Proceedings At General Meetings	60-64
Voting	65-76
Proxies	77-82
Corporations Acting By Representatives	83
Written Resolutions Of Members	84
Board Of Directors	85
Retirement Of Directors	86-87
Disqualification Of Directors	88
Executive Directors	89-90
Alternate Directors	91-94
Directors' Fees And Expenses	95-98
Directors' Interests	99-102
General Powers Of The Directors	103-108
Borrowing Powers	109-112
Proceedings Of The Directors	113-122
Managers	123-125
Officers	126-130
Register of Directors and Officers	131
Minutes	132
Seal	133
Authentication Of Documents	134
Destruction Of Documents	135
Dividends And Other Payments	136-145
Reserves	146
Capitalisation	147-148
Accounting Records	149-151
Audit	152-157
Notices	158-160
Signatures	161
Winding Up	162-163
Indemnity	164
Alteration Of Bye-laws And Amendment To Memorandum of Association And Name of Company	165
Information	166
Notification of Shareholdings by Directors and Substantial Shareholders and Takeovers	167
Personal Data	168

2

INTERPRETATION

1.	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

WORD	MEANING

"Act"	the Companies Act 1981 of Bermuda as amended from time to time.

"Auditor"	the auditor of the Company for the time being and may include any individual or partnership.

"Bye-laws"	these Bye-laws in their present form or as supplemented or amended or substituted from time to time.

"Board"

the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum.

"capital"	the share capital from time to time of the Company.

“central depository entity”

an entity which acts as a central depository of shares or securities and is recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts or depositary shares therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

"clear days"	in relation to the period of notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“clearing house”

a clearing house recognised by the laws of the jurisdiction in which the shares of the Company (or depositary receipts or depositary shares therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

"Company"	Fuxing China Group Limited

"debenture" and "debenture holder"	include debenture stock and debenture stockholder respectively.

"Depositor"	a person being a Depository Agent or a holder of a Securities Account maintained with the Depository.

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"Depository"

The Central Depository (Pte) Limited, a company incorporated in the Republic of Singapore and a wholly-owned subsidiary of the Singapore Exchange Securities Trading Limited, and (where the context requires) shall include any person specified by it in a notice given to the Company, as its nominee.

"Depository Agent"	an entity registered as a Depository Agent with the Depository for the purpose of maintaining securities sub-accounts for its own account and for the account of others.

"Designated Stock Exchange”

the Singapore Exchange Securities Trading Limited for so long as the shares of the Company are listed or quoted on the Singapore Exchange Securities Trading Limited, or the Nasdaq Stock Market and/or any other stock exchange in the United States of America on which any shares of the Company or American depositary shares representing shares of the Company are listed for trading for so long as shares of the Company or American depositary shares representing shares of the Company (as the case may be) are listed on Nasdaq or such stock exchange (as the case may be), or such other stock exchange which is an appointed stock exchange for the purposes of the Act in respect of which the shares of the Company are listed or quoted and where such appointed stock exchange deems such listing or quotation to be the primary listing or quotation of the shares of the Company.

“Director”	a director of the Company and shall include an alternate director.

“electronic”

shall mean relating to technology having electrical, digital, magnetic, wireless, optical electromagnetic or similar capabilities and/or such other meanings as given to it in the Electronic Transactions Act.

“electronic communication”

a communication sent, transmitted, conveyed and received by electronic means in any form through any medium (including, without limitation, by wire, by radio, by telefax, by email, by optical means or by other similar means).

“electronic facilities”

shall mean such telephone, electronic or other communication facilities or means which permit all persons participating in a meeting to communicate with each other simultaneously and instantaneously, and shall include, without limitation, website addresses, webinars, webcasts, video or any form of conference call systems (telephone, video, web or otherwise).

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“Electronic Transactions Act”	shall mean the Electronic Transactions Act 1999 of Bermuda, as amended from time to time.

"head office"	such office of the Company as the Directors may from time to time determine to be the principal office of the Company.

“hybrid meeting”

a general meeting convened for the (i) physical attendance by Members and/or proxies at the Principal Meeting Place and where applicable, one or more Meeting Locations and (ii) virtual attendance and participation by Members and/or proxies by means of electronic facilities.

"market day"	a day on which the Designated Stock Exchange is open for trading in securities.

“Meeting Location”	has the meaning given to it in Bye-law 63A.

"Member" or “shareholder”	a duly registered holder from time to time of the shares in the capital of the Company.

"month"	a calendar month.

“Nasdaq”	Nasdaq Stock Market.

"Notice"	written notice as further provided in these Bye-laws unless otherwise specifically stated.

"Office"	the registered office of the Company for the time being.

"paid up"	paid up or credited as paid up.

“physical meeting”	a general meeting held and conducted by physical attendance and participation by Members and/or proxies at the place or places specified in the Notice calling the meeting.

“Principal Meeting Place”	shall have the meaning given to it in Bye-law 58(3).

"Register"	the principal register of Members and where applicable, any branch register of Members to be kept pursuant to the provisions of the Act.

"Registration Office"

in respect of any class of share capital such place as the Board may from time to time determine to keep a branch register of Members in respect of that class of share capital and where (except in cases where the Board otherwise directs) the transfers or other documents of title for such class of share capital are to be lodged for registration and are to be registered.

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"Seal"	common seal or any one or more duplicate seals of the Company (including a securities seal) for use in Bermuda or in any place outside Bermuda.

"Secretary"	any person firm or corporation appointed by the Board to perform any of the duties of secretary of the Company and includes any assistant, deputy, temporary or acting secretary.

"Securities Account"	the securities account maintained by a person with the Depository.

“SGX-ST”	Singapore Exchange Securities Trading Limited.

“shares”	shares in the capital of the Company.

"Statutes"	the Act and every other act of the Legislature of Bermuda for the time being in force applying to or affecting the Company, its memorandum of association and/or these Bye-laws.

“Treasury Share”	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

"year"	a calendar year.

“S$”	Singapore dollars, the legal currency of Singapore.

2.	In these Bye-laws, unless there be something within the subject or context inconsistent with such construction:-

(a)	words importing the singular include the plural and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations and bodies of persons whether corporate or not;

(d)	the words:-

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(i)	"may" shall be construed as permissive;

(ii)	"shall" or "will" shall be construed as imperative;

(e)

expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, email, facsimile, photography and other modes of representing or reproducing words or figures in a legible and non-transitory form or, to the extent permitted by and in accordance with the Statutes and other applicable laws, rules and regulations, any visible substitute for writing (including an electronic communication), or modes of representing or reproducing words partly in one visible form and partly in another visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and the Member’s election comply with all applicable Statutes, rules and regulations;

(f)	references to any act, ordinance, statute or statutory provision shall be interpreted as relating to any statutory modification or re-enactment thereof for the time being in force;

(g)	save as aforesaid words and expressions defined in the Statutes shall bear the same meanings in these Bye-laws;

(h)

a resolution shall be a special resolution when it has been passed by a majority of not less than three-fourths of votes cast by Members, being entitled so to do, voting in person or, in the case of Members being corporations, by their respective duly authorised representatives or, where proxies are allowed, by proxy;

(i)

a resolution shall be an ordinary resolution when it has been passed by a simple majority of votes cast by Members, being entitled so to do, voting in person or, in the case of Members being corporations, by their respective duly authorised representatives or, where proxies are allowed, by proxy;

(j)	a special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Bye-laws or the Statutes;

(k)

references to a document (including, but without limitation, a resolution in writing) being signed or executed include references to it being signed or executed under hand or under seal or by electronic signature or by electronic communication or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not;

(l)

a reference to a meeting shall mean a meeting convened and held in any manner permitted by these Bye-laws and any Member or Director attending and participating at a meeting by means of electronic facilities shall be deemed to be present at that meeting for all purposes of the Statutes and these Bye-laws, and “attend”, “participate”, “attending”, “participating”, “attendance” and “participation” shall be construed accordingly;

(m)	references to electronic facilities include, without limitation, website addresses, webinars, webcast, video or any form of conference call systems (telephone, video, web or otherwise); and

(n)

references to a Member’s participation in the business of a general meeting include without limitation and as relevant the right (including, in the case of a corporation, through a duly authorised representative) to speak or communicate, vote, be represented by a proxy and have access in hard copy or electronic form to all documents which are required by the Statutes or these Bye-laws to be made available at the meeting, and “participate” and “participating” in the business of a general meeting shall be construed accordingly.

7

SHARE CAPITAL

3.	(1)	[Deleted]

(2)

The Board may purchase its own shares for cancellation or to acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit. Any power of the Company to purchase or otherwise acquire its own shares shall be exercisable by the Board in accordance with and subject to the Act, the Company's memorandum of association and, for so long as the shares of the Company are listed on the Designated Stock Exchange, the prior approval of the Members in general meeting for such purchase or acquisition. Such approval of the Members shall remain in force until (i) the conclusion of the annual general meeting of the Company following the passing of the resolution granting the said authority or (ii) the date by which such annual general meeting is required to be held or (iii) it is revoked or varied by ordinary resolution of the Company in general meeting, whichever is the earliest, and may thereafter be renewed by the Members in general meeting. For so long as the shares of the Company are listed on the Designated Stock Exchange, the Company shall make an announcement to the Designated Stock Exchange of any purchase or acquisition by the Company of its own shares on the market day following the day of such purchase or acquisition.

(3)

Neither the Company nor any of its subsidiaries shall give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

ALTERATION OF CAPITAL

4.	The Company may from time to time by ordinary resolution in accordance with Section 45 of the Act:-

(a)	increase its capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its capital into shares of larger amount than its existing shares;

(c)

divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the Company in general meeting, as the Directors may determine provided always that where the Company issues shares which do not carry voting rights, the words "non-voting" shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words "restricted voting" or "limited voting";

8

(d)

sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association (subject, nevertheless, to the Act), and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

(e)	change the currency denomination of its share capital;

(f)	make provision for the issue and allotment of shares which do not carry any voting rights; and

(g)

cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person, and diminish the amount of its capital by the amount of the shares so cancelled.

5.

The Board may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Bye-law and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company's benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

6.

The Company may from time to time by special resolution, subject to any confirmation or consent required by law, reduce its authorised or issued share capital or any share premium account or other undistributable reserve in any manner permitted by law.

7.

Except so far as otherwise provided by the conditions of issue, or by these Bye-laws, any capital raised by the creation of new shares shall be treated as if it formed part of the original capital of the Company, and such shares shall be subject to the provisions contained in these Bye-laws with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien, cancellation, surrender, voting and otherwise.

9

SHARE RIGHTS

8.	(1)

 Subject to any special rights conferred on the holders of any shares or class of shares, any share in the Company (whether forming part of the present capital or not) may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Company may by ordinary resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

	(2)

All the rights attaching to a Treasury Share shall be suspended and shall not be exercisable by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital or shares, of the Company.

	(3)	The rights attaching to shares of a class other than ordinary shares shall be expressed in these Bye-laws.

9.	(1)

In the event of preference shares being issued the total number of issued preference shares shall not at any time exceed the total number of the issued ordinary shares and preference shareholders shall have the same rights as ordinary shareholders as regards receiving of notices, reports and balance sheets and attending general meetings of the Company, and preference shareholders shall also have the right to vote at any meeting convened for the purpose of reducing the capital or winding-up or sanctioning a sale of the undertaking or where the proposition to be submitted to the meeting directly affects their rights and privileges or when the dividend on the preference shares is more than six (6) months in arrears.

	(2)

Subject to Sections 42 and 43 of the Act, any preference shares may be issued or converted into shares that, at a determinable date or at the option of the Company or the holder if so authorised by its memorandum of association, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by ordinary resolution of the Members determine.

	(3)	The Company has power to issue further preference capital ranking equally with, or in priority to, preference shares already issued.

VARIATION OF RIGHTS

10.

Whenever the share capital of the Company is divided into different classes of shares, subject to the provisions of the Statutes, preference capital other than redeemable preference capital may be repaid and the special rights attached to any class may be varied or abrogated either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class (but not otherwise) and may be so repaid, varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding-up. To every such separate general meeting and all adjournments thereof all the provisions of these Bye-laws relating to general meetings of the Company and to the proceedings thereat shall mutatis mutandis apply, except that the necessary quorum (other than at an adjourned meeting) shall be two persons at least holding or representing by proxy at least one-third in nominal value of the issued shares of the class and at any adjourned meeting of such holders, two holders present in person or by proxy (whatever the number of shares held by them) shall be a quorum and that any holder of shares of the class present in person or by proxy may demand a poll and that every such holder shall on a poll have one vote for every share of the class held by him, provided always that where the necessary majority for such a special resolution is not obtained at such general meeting, consent in writing if obtained from the holders of three-quarters in nominal value of the issued shares of the class concerned within two months of such general meeting shall be as valid and effectual as a special resolution carried at such general meeting. The foregoing provisions of this Bye-law shall apply to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

11.

The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied, modified or abrogated by the creation or issue of further shares ranking pari passu therewith.

10

SHARES

12.	(1)

Subject to the Act, no shares may be issued by the Board without the prior approval of the Company in general meeting but subject thereto and to these Bye-laws and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, the unissued shares of the Company (whether forming part of the original or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may in its absolute discretion determine but so that no shares shall be issued at a discount, provided always that:-

	(a)	no shares shall be issued to transfer a controlling interest in the Company without the prior approval of the Members in general meeting;

	(b)

(subject to any direction to the contrary that may be given by the Company in general meeting) any issue of shares for cash to Members holding shares of any class shall be offered to such Members in proportion as nearly as may be to the number of shares of such class then held by them and the provisions of the second sentence of Bye-law 12(2) with such adaptations as are necessary shall apply; and

	(c)	any other issue of shares, the aggregate of which would exceed the limits referred to in Bye-law 12(3), shall be subject to the approval of the Company in general meeting.

Neither the Company nor the Board shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of members for any purpose whatsoever.

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(2)

Except as permitted under the rules or regulations of the Designated Stock Exchange or any direction given by the Company in general meeting, all new shares shall before issue be offered to such persons who as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion, as far as the circumstances admit, to the amount of the existing shares to which they are entitled. The offer shall be made by notice specifying the number of shares offered, and limiting a time within which the offer, if not accepted, will be deemed to be declined. After the expiration of that time, or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the shares offered, the Board may dispose of those shares in such manner as they think most beneficial to the Company. The Board may likewise so dispose of any new shares which (by reason of the ratio which the new shares bear to shares held by persons entitled to an offer of new shares) cannot, in the opinion of the Board, be conveniently offered under this Bye-law 12(2).

(3)

Notwithstanding Bye-law 12(2) above but subject to the Statutes and in accordance with any applicable listing rules of the Designated Stock Exchange, the Company in general meeting may by ordinary resolution grant to the Directors a general authority, either unconditionally or subject to such conditions as may be specified in the said ordinary resolution, to:-

(a)	(i)	issue shares in the capital of the Company (“Shares”) whether by way of rights, bonus or otherwise; and/or

(ii)

make or grant offers, agreements or options (collectively, “Instruments”) that might or would require Shares to be issued, including but not limited to the creation and issue of (as well as adjustments to) warrants, debentures or other instruments convertible into Shares; and

(b)

(notwithstanding the authority conferred by the said ordinary resolution may have ceased to be in force) issue Shares in pursuance of any Instrument made or granted by the Directors while the said ordinary resolution was in force, provided that:-

(aa)

the aggregate number of Shares to be issued pursuant to the said ordinary resolution (including Shares to be issued in pursuance of Instruments made or granted pursuant to the said ordinary resolution) shall be subject to such limits and manner of calculation as may be prescribed by the Designated Stock Exchange;

(bb)

in exercising the authority conferred by the said ordinary resolution, the Company shall comply with the listing rules of the Designated Stock Exchange for the time being in force (unless such compliance is waived by the Designated Stock Exchange) and these presents; and

(cc)

(unless revoked or varied by the Company in general meeting) the authority conferred by the said ordinary resolution shall not continue in force beyond the conclusion of the annual general meeting of the Company next following the passing of the said ordinary resolution, or the date by which such annual general meeting of the Company is required by law to be held, or the expiration of such other period as may be prescribed by the Statutes (whichever is the earliest).

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(4)

The Board may issue warrants conferring the right upon the holders thereof to subscribe for any class of shares or securities in the capital of the Company on such terms as it may from time to time determine, provided that such issue must be specifically approved by the Company in general meeting if required by the rules or regulations of the Designated Stock Exchange.

13.

The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Act. Subject to the Act, the commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one and partly in the other.

14.

Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any fractional part of a share or (except only as otherwise provided by these Bye-laws or by law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

15.	(1)

Subject to the terms and conditions of any application for shares, the Board shall allot shares applied for within ten (10) market days of the closing date of any such application (or such other period as may be approved by the Designated Stock Exchange).

(2)

Subject to the Act and these Bye-laws, the Board may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board considers fit to impose.

SHARE CERTIFICATES

16.

Every share certificate shall be issued under the Seal or a facsimile thereof or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board may by resolution determine, either generally or in any particular case or cases, that any signature on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any person.

17.	(1)

In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

	(2)

Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Bye-laws, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

	(3)	Where a share stands in the names of two or more persons, any request relating to cancellation or issue of share certificates may be made by any one of the registered joint holders.

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18.	(1)

 Every person whose name is entered as a Member in the Register shall be entitled, without payment, to receive one certificate for all shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such fee as is provided in Bye-law 18(2).

(2)

The fee payable in respect of share certificates referred to in this Bye-law and Bye-law 19 shall be an amount not exceeding two Singapore dollars (S$2.00) per certificate or such other maximum amount as the Designated Stock Exchange may from time to time determine provided that the Board may at any time waive such fee or determine a lower amount for such fee.

19.	(1)

Upon every transfer of shares the certificate held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and a new certificate shall be issued to the transferee in respect of the shares transferred to him.

(2)

Where a Member transfers part only of the shares comprised in a certificate or where a Member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and such Member shall pay all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Board in its absolute discretion may require and such fee as is provided in Bye-law 18(2).

20.

Subject to the payment of all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Board in its absolute discretion may require, every person whose name is entered as a Member in the Register shall be entitled to receive within ten (10) market days of the date of allotment (or such other period as may be approved by the Designated Stock Exchange) or within ten (10) market days after the date of lodgement of a registrable transfer (or such other period as may be approved by the Designated Stock Exchange) share certificates in reasonable denominations for the shares so allotted or transferred.

21.

Subject to the provisions of the Statutes, if any share certificate shall be defaced, worn out, destroyed, lost or stolen, it may be renewed on such evidence being produced and a letter of indemnity (if required) being given by the shareholder, transferee, person entitled, purchaser, member firm or member company of the Designated Stock Exchange or on behalf of its or their client or clients as the Directors shall require, and (in case of defacement or wearing out) on delivery of the old certificate and in any case on payment of such sum not exceeding two Singapore dollars (S$2.00) as the Directors may from time to time require together with the amount of the stamp duty payable (if any) on each share certificate. In the case of destruction, loss or theft, a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

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LIEN

22.

The Company shall have a first and paramount lien on all the shares not fully paid up registered in the name of a Member (whether solely or jointly with others). Such lien shall be restricted to unpaid calls and instalments upon the specific shares in respect of which such moneys are due and unpaid, and to such amounts as the Company may be called upon by law to pay in respect of the shares of the Member or deceased Member. The Company's lien on a share shall extend to all dividends or other moneys payable thereon or in respect thereof. The Board may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Bye-law.

23.

Subject to these Bye-laws, the Company may sell in such manner as the Board determines any share on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged nor until the expiration of fourteen (14) clear days after a notice in writing, stating and demanding payment of the sum presently payable, or specifying the liability or engagement and demanding fulfilment or discharge thereof and giving notice of the intention to sell in default, has been served on the registered holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

24.

The net proceeds of the sale shall be received by the Company and applied in or towards payment or discharge of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue shall be paid to the person entitled to the share at the time of the sale or to his executors, administrators or assignees or as he may direct. To give effect to any such sale the Board may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares so transferred and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

CALLS ON SHARES

25.

Subject to these Bye-laws and to the terms of allotment, the Board may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium), and each Member shall (subject to being given at least fourteen (14) clear days' Notice specifying the time and place of payment) pay to the Company as required by such notice the amount called on his shares. A call may be extended, postponed or revoked in whole or in part as the Board determines but no Member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

26.	A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed and may be made payable either in one lump sum or by instalments.

27.

A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls and instalments due in respect thereof or other moneys due in respect thereof.

28.

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the amount unpaid from the day appointed for payment thereof to the time of actual payment at such rate (not exceeding twenty percent (20%) per annum) as the Board may determine, but the Board may in its absolute discretion waive payment of such interest wholly or in part.

29.

No Member shall be entitled to receive any dividend or bonus or to be present and vote (save as proxy for another Member) at any general meeting either personally or by proxy, or be reckoned in a quorum, or exercise any other privilege as a Member until all calls or instalments due by him to the Company, whether alone or jointly with any other person, together with interest and expenses (if any) shall have been paid.

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30.

On the trial or hearing of any action or other proceedings for the recovery of any money due for any call, it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book, and that notice of such call was duly given to the Member sued, in pursuance of these Bye-laws; and it shall not be necessary to prove the appointment of the Directors who made such call, nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

31.

Any amount payable in respect of a share upon allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and payable on the date fixed for payment and if it is not paid the provisions of these Bye-laws shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

32.	On the issue of shares the Board may differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

33.

The Board may, if it thinks fit, receive from any Member willing to advance the same, and either in money or money's worth, all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him and upon all or any of the moneys so advanced (until the same would, but for such advance, become presently payable) pay interest at such rate (if any) as the Board may decide. The Board may at any time repay the amount so advanced upon giving to such Member not less than one month's Notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared or in profits.

FORFEITURE OF SHARES

34.	(1)	If a call remains unpaid after it has become due and payable the Board may give to the person from whom it is due not less than fourteen (14) clear days' Notice:-

	(a)	requiring payment of the amount unpaid together with any interest which may have accrued and which may still accrue up to the date of actual payment; and

	(b)	stating that if the Notice is not complied with the shares on which the call was made will be liable to be forfeited.

	(2)

If the requirements of any such Notice are not complied with, any share in respect of which such Notice has been given may at any time thereafter, before payment of all calls and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect, and such forfeiture shall include all dividends and bonuses declared in respect of the forfeited share but not actually paid before the forfeiture.

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35.

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share. No forfeiture shall be invalidated by any omission or neglect to give such Notice.

36.	The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture will include surrender.

37.	(1)

Until cancelled in accordance with the requirements of the Act, a forfeited share shall be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was before such forfeiture the holder thereof or entitled thereto or to any other person, upon such terms and in such manner as the Board determines, and at any time before a sale, re-allotment or disposition the forfeiture may be annulled by the Board on such terms as the Board determines.

(2)

If any shares are forfeited and sold, any residue after the satisfaction of the unpaid calls and any accrued interests and expenses, shall be paid to the person whose shares have been forfeited, or his executors, administrators or assignees, or as he directs.

38.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares but nevertheless shall remain liable to pay the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares, with (if the Directors shall in their discretion so require) interest thereon from the date of forfeiture until payment at such rate (not exceeding twenty percent (20%) per annum) as the Board determines. The Board may enforce payment thereof if it thinks fit, and without any deduction or allowance for the value of the forfeited shares, at the date of forfeiture, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares. For the purposes of this Bye-law any sum which, by the terms of issue of a share, is payable thereon at a fixed time which is subsequent to the date of forfeiture, whether on account of the nominal value of the share or by way of premium, shall notwithstanding that time has not yet arrived be deemed to be payable at the date of forfeiture, and the same shall become due and payable immediately upon the forfeiture, but interest thereon shall only be payable in respect of any period between the said fixed time and the date of actual payment.

39.

A declaration by a Director or the Secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share, and such declaration shall (subject to the execution of an instrument of transfer by the Company if necessary) constitute a good title to the share, and the person to whom the share is disposed of shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any), nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale or disposal of the share. When any share shall have been forfeited, notice of the declaration shall be given to the Member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice or make any such entry.

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40.

Notwithstanding any such forfeiture as aforesaid the Board may at any time, before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, permit the shares forfeited to be bought back upon the terms of payment of all calls and interest due upon and expenses incurred in respect of the share, and upon such further terms (if any) as it thinks fit.

41.	The forfeiture of a share shall not prejudice the right of the Company to any call already made or instalment payable thereon.

42.

The provisions of these Bye-laws as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTER OF MEMBERS

43.	(1)	The Company shall keep in one or more books a Register and shall enter therein particulars required by the Act.

(2)

Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a Registration Office in connection therewith.

44.

The Register and branch register of Members, as the case may be, shall be open to inspection between 10.00 a.m. and 12.00 noon on every business day by members of the public without charge at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act or, if appropriate, at the Registration Office or at the office of a share transfer agent of the Company. The Register including any overseas or local or other branch register of Members may, after notice has been given by advertisement in an appointed newspaper and in accordance with the requirements of the Designated Stock Exchange or by any electronic means as may be accepted by the Designated Stock Exchange, be closed at such times or for such periods not exceeding in the whole thirty (30) days in each year as the Board may determine and either generally or in respect of any class of shares.

RECORD DATES

45.	Notwithstanding any other provision of these Bye-laws the Company or the Directors may fix any date as the record date for:-

(a)

determining the Members entitled to receive any dividend, distribution, allotment or issue and such record date may be on, or at any time not more than thirty (30) days before or after, any date on which such dividend, distribution, allotment or issue is declared, paid or made; and

	(b)	determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

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TRANSFER OF SHARES

46.

Subject to these Bye-laws, any Member may transfer all or any of his shares by an instrument of transfer in the form acceptable to the Board provided always that the Company shall accept for registration an instrument of transfer in a form approved by the Designated Stock Exchange. Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such stock exchange.

47.

The instrument of transfer of any share shall be signed by or on behalf of both the transferor and the transferee and be witnessed, provided always that an instrument of transfer in respect of which the transferee is the Depository or a clearing house or a central depository entity or its nominee(s) shall be effective although not signed or witnessed by or on behalf of the Depository or the clearing house or the central depository entity or its nominee(s) (as the case may be) and provided further that when a corporation executes an instrument of transfer under seal, the affixation and attestation of the corporation’s seal may be accepted as compliance with the requirements of this Bye-law. If the transferor or transferee is the Depository or a clearing house or a central depository entity or its nominee(s), an instrument of transfer may be signed by hand or by machine imprinted signature or by such other manner of execution as the Board may approve from time to time. The Board may also resolve, either generally or in any particular case, upon request by either the transferor or transferee, to accept mechanically executed transfers. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. Nothing in these Bye-laws shall preclude the Board from recognising a renunciation of the allotment or provisional allotment of any share by the allottee in favour of some other person.

48.	(1)

The Board may, in its absolute discretion and without giving any reason therefor, refuse to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share (not being a fully paid up share) on which the Company has a lien or, except in the case of a transfer to executors, administrators or trustees of the estate of a deceased Member, a transfer of any share to more than three (3) joint holders.

(2)	No transfer shall be made to an infant or to a person of unsound mind or under other legal disability.

(3)

The Board in so far as permitted by any applicable law may, in its absolute discretion, at any time and from time to time transfer any share upon the Register to any branch register or any share on any branch register to the Register or any other branch register. In the event of any such transfer, the shareholder requesting such transfer shall bear the cost of effecting the transfer unless the Board otherwise determines.

(4)

Unless the Board otherwise agrees (which agreement may be on such terms and subject to such conditions as the Board in its absolute discretion may from time to time determine, and which agreement the Board shall, without giving any reason therefor, be entitled in its absolute discretion to give or withhold), no shares upon the Register shall be transferred to any branch register nor shall shares on any branch register be transferred to the Register or any other branch register and all transfers and other documents of title shall be lodged for registration, and registered, in the case of any shares on a branch register, at the relevant Registration Office, and, in the case of any shares on the Register, at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act.

(5)	Save as provided in the Bye-laws, there shall be no restriction on the transfer of fully paid up shares (except where required by law or the rules or regulations of the Designated Stock Exchange).

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49.	Without limiting the generality of the last preceding Bye-law, the Board may decline to recognise any instrument of transfer unless:-

(a)

a fee of such sum (not exceeding two Singapore dollars (S$2.00) or such other maximum sum as the Designated Stock Exchange may determine to be payable) as the Board may from time to time require is paid to the Company in respect thereof;

(b)	the instrument of transfer is in respect of only one class of share;

(c)

the instrument of transfer is lodged at the Office or such other place in Bermuda at which the Register is kept in accordance with the Act or the Registration Office (as the case may be) accompanied by the relevant share certificate(s) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); and

(d)	if applicable, the instrument of transfer is duly and properly stamped.

50.

If the Board refuses to register a transfer of any share, it shall, within one (1) month after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal.

51.

The registration of transfers of shares or of any class of shares may, after notice has been given by advertisement in an appointed newspaper and in accordance with the requirements of the Designated Stock Exchange be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

TRANSMISSION OF SHARES

52.

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member. Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

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53.

Subject to Section 52 of the Act, any person becoming entitled to a share in consequence of the death or bankruptcy or winding-up of a Member may, upon such evidence as to his title being produced as may be required by the Board, elect either to become the holder of the share or to have some person nominated by him registered as the transferee thereof. If he elects to become the holder he shall notify the Company in writing either at the Registration Office or Office, as the case may be, to that effect. If he elects to have another person registered he shall execute a transfer of the share in favour of that person. The provisions of these Bye-laws relating to the transfer and registration of transfers of shares shall apply to such notice or transfer as aforesaid as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by such Member.

54.

A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share. However, the Board may, if it thinks fit, withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of Bye-law 74(2) being met, such a person may vote at meetings.

GENERAL MEETINGS

55.

An annual general meeting of the Company shall be held in each year other than the year in which its statutory meeting is convened at such time and place as may be determined by the Board. In addition, (a) for so long as the shares of the Company are listed on the SGX-ST, the interval between the close of the Company’s financial year and the date of the Company’s annual general meeting shall not exceed four (4) months or such other period as may be prescribed or permitted by the SGX-ST; and (b) for so long as any shares of the Company or American depositary shares representing shares of the Company are listed on Nasdaq, the interval between the close of the Company’s financial year and the date of the Company’s annual general meeting shall not exceed one (1) year or such other period as may be prescribed or permitted by Nasdaq.

56.

Each general meeting, other than an annual general meeting, shall be called a special general meeting. The Company may hold its general meetings (including annual general meetings, adjourned meetings and postponed meetings) or meetings of any class of shareholders as a physical meeting in any part of the world and at one or more locations as provided in Bye-law 63A, or as a hybrid meeting, as may be determined by the Board in its absolute discretion and as may be permitted by the Designated Stock Exchange, provided that for so long as the shares of the Company are listed on the SGX-ST, the location (or, if there is more than 1 Meeting Location, one of the locations) for a physical meeting shall be in Singapore unless otherwise permitted by the SGX-ST or prohibited by the Statutes.

57.

The Board may whenever it thinks fit call special general meetings, and, subject to the Act, Members holding at the date of deposit of the requisition not less than one-tenth of the paid up capital of the Company carrying the right of voting at general meetings of the Company shall at all times have the right, by written requisition to the Board or the Secretary of the Company, to require a special general meeting to be called by the Board for the transaction of any business specified in such requisition; and such meeting shall be held within two (2) months after the deposit of such requisition. If within twenty-one (21) days of such deposit the Board fails to proceed to convene such meeting the requisitionists themselves may do so in accordance with the provisions of Section 74(3) of the Act.

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NOTICE OF GENERAL MEETINGS

58.	(1)

At least fourteen (14) days' Notice of a general meeting shall be given to each Member entitled to attend and vote thereat. A general meeting at which the passing of a special resolution is to be considered shall be called by not less than twenty-one (21) days' Notice. A general meeting, whether or not a special resolution will be considered at such meeting, may be called by shorter notice if it is so agreed:-

	(a)	in the case of a meeting called as an annual general meeting, by all the Members entitled to attend and vote thereat; and

	(b)

in the case of any other meeting, by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the issued shares giving that right.

	(2)

For so long as the shares of the Company are listed on the SGX-ST, at least fourteen (14) days' notice of any general meeting shall be given by advertisement in an English daily newspaper in circulation in Singapore and by way of an announcement to the SGX-ST.

	(3)

The period of notice shall be exclusive of the day on which it is served or deemed to be served and exclusive of the day on which the meeting is to be held. The notice shall specify (a) the time and date of the meeting, (b) the place of the meeting and if there is more than one meeting location as determined by the Board pursuant to Bye-law 63A, the principal place of the meeting (the “Principal Meeting Place”) which shall be in Singapore, (c) if the general meeting is to be a hybrid meeting, the notice shall include a statement to that effect and with details of the electronic facilities for attendance and participation by electronic means at the meeting or where such details will be made available by the Company prior to the meeting, and (d) particulars of resolutions to be considered at the meeting and, in the case of special business, the general nature of the business. Any Notice of a general meeting to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution on the Company in respect of such special business. The Notice convening an annual general meeting shall specify the meeting as such. Notice of every general meeting shall be given to all Members other than to such Members as, under the provisions of these Bye-laws or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, to all persons entitled to a share in consequence of the death or bankruptcy or winding-up of a Member and to each of the Directors and the Auditors.

	(4)

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

59.

The accidental omission to give Notice of a meeting or (in cases where instruments of proxy are sent out with the Notice) to send such instrument of proxy to, or the non-receipt of such Notice or such instrument of proxy by, any person entitled to receive such Notice shall not invalidate any resolution passed or the proceedings at that meeting.

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PROCEEDINGS AT GENERAL MEETINGS

60.	(1)

 Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

	(2)

All business shall be deemed special that is transacted at a special general meeting, and also all business that is transacted at an annual general meeting, with the exception of declaring a dividend, the reading, considering and adopting of the accounts and balance sheet and the reports of the Directors and Auditors and other documents required to be annexed to the balance sheet, the election of Directors and appointment of Auditors and other officers in the place of those retiring, the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors.

	(3)

No business, other than the appointment of a chairman of a meeting, shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Except as herein otherwise provided,

	(a)

for so long as any shares of the Company or American depositary shares representing shares of the Company are listed on Nasdaq and for purposes of compliance with the applicable rules or regulations of Nasdaq, two (2) Members present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative representing not less than one-third in nominal value of the total issued voting shares in the Company throughout the meeting; or

	(b)	in any other case, two (2) Members present in person or by proxy or (in the case of a Member being a corporation) by its duly authorised representative,

shall form a quorum, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy, or being a corporation by its representative duly authorized, shall form a quorum for the transaction of business at any general meeting of the Company held during such time. For the purposes of this Bye-law, Member includes a person attending as a proxy or as a duly authorized representative of a corporation which is a Member.

61.

If within thirty (30) minutes (or such longer time not exceeding one hour as the chairman of the meeting may determine to wait) after the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week at the same time and (where applicable) place(s) or to such time and (where applicable) such place(s) as the Board may determine. If at such adjourned meeting a quorum is not present within half an hour from the time appointed for holding the meeting, the meeting shall be dissolved.

62.

The chairman (if there be one) of the Board, and if not the president (if there be one) of the Company, shall preside as chairman at every general meeting. If at any meeting the chairman or the president, as the case may be, is not present within fifteen (15) minutes after the time appointed for holding the meeting, or if neither of them is willing to act as chairman, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, or if the chairman chosen shall retire from the chair, the Members present in person or by proxy and entitled to vote shall elect one of their number to be chairman.

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63.

Subject to Bye-law 63C, the chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and/or from place to place and/or from one form to another (a physical meeting or a hybrid meeting) as the meeting shall determine, but no business shall be transacted at any adjourned meeting other than the business which might lawfully have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned, at least seven (7) clear days' Notice of the adjourned meeting shall be given on the Company’s website and by way of an announcement to the SGX-ST and specifying the details set out in Bye-law 58(3) but it shall not be necessary to specify in such notice the nature of the business to be transacted at the adjourned meeting and the general nature of the business to be transacted.

63A.	(1)

 The Board may, at its absolute discretion, arrange for persons entitled to attend a general meeting to do so by simultaneous attendance and participation by means of electronic facilities at such location or locations (“Meeting Location(s)”) determined by the Board at its absolute discretion. Any Member or any proxy attending and participating in such way or any Member participating in a hybrid meeting by means of electronic facilities is deemed to be present at and shall be counted in the quorum of the meeting.

	(2)	All general meetings are subject to the following:

	(a)	where a Member is attending a Meeting Location and/or in the case of a hybrid meeting, the meeting shall be treated as having commenced if it has commenced at the Principal Meeting Place;

	(b)

Members present in person or by proxy at a Meeting Location and/or Members participating in a hybrid meeting by means of electronic facilities shall be counted in the quorum for and entitled to vote at the meeting in question, and that meeting shall be duly constituted and its proceedings valid provided that the chairman of the meeting is satisfied that adequate electronic facilities are available throughout the meeting to ensure that Members at all Meeting Locations and Members participating in a hybrid meeting by means of electronic facilities are able to participate in the business for which the meeting has been convened;

	(c)

if any of the Meeting Locations is outside the jurisdiction of the Principal Meeting Place and/or in the case of a hybrid meeting, unless otherwise stated in the Notice, the provisions of these Bye-laws concerning the service and giving of Notice for the meeting, and the time for lodging proxies, shall apply by reference to the Principal Meeting Place.

63B.

The Board and, at any general meeting, the chairman of the meeting may from time to time make arrangements for managing attendance and/or participation and/or voting at the Principal Meeting Place, any Meeting Location(s) and/or participation in a hybrid meeting by means of electronic facilities (whether involving the issue of tickets or some other means of identification, passcode, seat reservation, electronic voting or otherwise) as it shall in its absolute discretion consider appropriate, and may from time to time change any such arrangements, provided that a Member who, pursuant to such arrangements, is not entitled to attend, in person or by proxy, at any Meeting Location shall be entitled so to attend at one of the other Meeting Locations; and the entitlement of any Member so to attend the meeting or adjourned meeting or postponed meeting at such Meeting Location or Meeting Locations shall be subject to any such arrangement as may be for the time being in force and by the Notice of meeting or adjourned meeting or postponed meeting stated to apply to the meeting. For so long as the shares of the Company are listed on the Designated Stock Exchange, the manner and form of participation by a Member or any proxy, or in the case of Members being corporations, any duly authorised representative(s) of such Members, in a physical meeting or a hybrid meeting shall be in accordance with the rules and regulations of the Designated Stock Exchange or as may be prescribed or permitted by the Designated Stock Exchange.

63C.	If it appears to the chairman of the general meeting that:

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(a)

the electronic facilities at the Principal Meeting Place or at such other Meeting Location(s) at which the meeting may be attended have become inadequate for the purposes referred to in Bye-law 63A(1) or are otherwise not sufficient to allow the meeting to be conducted substantially in accordance with the provisions set out in the Notice of the meeting; or

(b)	in the case of a hybrid meeting, electronic facilities being made available by the Company have become inadequate; or

(c)	it is not possible to ascertain the view of those present or to give all persons entitled to do so a reasonable opportunity to communicate and/or vote at the meeting; or

(d)	there is violence or the threat of violence, unruly behaviour or other disruption occurring at the meeting or it is not possible to secure the proper and orderly conduct of the meeting;

then, without prejudice to any other power which the chairman of the meeting may have under these Bye-laws or at common law, the chairman may, at his/her absolute discretion, without the consent of the meeting, and before or after the meeting has started and irrespective of whether a quorum is present, interrupt or adjourn the meeting (including adjournment for indefinite period). All business conducted at the meeting up to the time of such adjournment shall be valid.

63D.

The Board and, at any general meeting, the chairman of the meeting may make any arrangement and impose any requirement or restriction the Board or the chairman of the meeting, as the case may be, considers appropriate to ensure the security and orderly conduct of a meeting (including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place, determining the number and frequency of and the time allowed for questions that may be raised at a meeting). Members shall also comply with all requirements or restrictions imposed by the owner of the premises at which the meeting is held. Any decision made under this Bye-law shall be final and conclusive and a person who refuses to comply with any such arrangements, requirements or restrictions may be refused entry to the meeting or ejected (physically or electronically) from the meeting.

63E.

If, after the sending of Notice of a general meeting but before the meeting is held, or after the adjournment of a meeting but before the adjourned meeting is held, the Directors, in their absolute discretion, consider that it is inappropriate, impracticable, unreasonable or undesirable for any reason to hold the general meeting on the date or at the time or place or by means of electronic facilities specified in the Notice calling the meeting, they may change or postpone the meeting to another date, time and/or place and/or change the electronic facilities and/or change the form of the meeting (a physical meeting or a hybrid meeting) without approval from the Members. This Bye-law shall be subject to the following:

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(a)

when a meeting is so postponed, the Company shall post a notice of such postponement on the Company’s website and by way of an announcement to the SGX-ST as soon as practicable (provided that failure to post such a notice shall not affect the automatic postponement of such meeting);

(b)	when the form of the meeting or electronic facilities specified in the Notice are changed, the Board shall notify the Members of details of such change in such manner as the Board may determine;

(c)

when a meeting is postponed or changed in accordance with this Bye-law, subject to and without prejudice to Bye-law 63, unless already specified in the original Notice of the meeting, the Board shall fix the date, time, place(s) and electronic facilities (if applicable) for the postponed or changed meeting and shall notify the Members of such details in such manner as the Board may determine; further all proxy forms shall be valid (unless revoked or replaced by a new proxy) if they are received as required by these Bye-laws not less than 48 hours before the time of the postponed or changed meeting; and

(d)

notice of the business to be transacted at the postponed or changed meeting shall not be required, nor shall any accompanying documents be required to be recirculated, provided that the business to be transacted at the postponed or changed meeting is the same as that set out in the original Notice of general meeting circulated to the Members.

63F.

All persons seeking to attend and participate in a hybrid meeting shall be responsible for maintaining adequate facilities to enable them to do so. Subject to Bye-law 63C, any inability of a person or persons to attend or participate in a general meeting by way of electronic facilities shall not invalidate the proceedings of and/or resolutions passed at that meeting.

63G.

Without prejudice to other provisions in Bye-law 63, a physical meeting may also be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

64.

If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

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VOTING

65.	(1)

Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Bye-laws, at any general meeting (i) on a show of hands every Member present in person (or being a corporation, is present by a duly authorized representative), or by proxy shall have one vote and the chairman of the meeting shall determine which proxy shall be entitled to vote where a Member (other than the Depository or a Member which is a clearing house or a central depository entity (or its nominee(s)) is represented by two proxies, and (ii) on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have one vote for every fully paid share of which he is the holder or which he represents and in respect of which all calls due to the Company have been paid, but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share. If required by the listing rules of the Designated Stock Exchange, all resolutions at general meetings shall be voted by poll (unless such requirement is waived by the Designated Stock Exchange). Votes (whether on a show of hands or by way of poll) may be cast by such means, electronic or otherwise, and in such manner as the Directors or the chairman of the meeting may determine.

	(2)

Subject to Bye-law 65(1), in the case of a physical meeting, a resolution put to the vote of a meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded:-

	(a)	by the chairman of such meeting; or

	(b)

by at least three (3) Members present in person (or in the case of a Member being a corporation by its duly authorised representative) or by proxy for the time being entitled to vote at the meeting; or

	(c)

by a Member or Members present in person (or in the case of a Member being a corporation by its duly authorised representative) or by proxy and representing not less than one-tenth of the total voting rights of all Members having the right to vote at the meeting; or

	(d)

by a Member or Members present in person (or in the case of a Member being a corporation by its duly authorised representative) or by proxy and holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right; or

	(e)

where the Depository or a clearing house or a central depository entity is a Member, by at least three (3) proxies representing the Depository or the clearing house or the central depository entity (as the case may be).

A demand by a person as proxy for a Member or in the case of a Member being a corporation by its duly authorised representative shall be deemed to be the same as a demand by a Member.

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(3)

Subject to these Bye-laws, the Statutes and the listing rules of the Designated Stock Exchange, the Directors may, at their sole discretion approve and implement, subject to such security measures as may be deemed necessary or expedient, such voting methods to allow Members who are unable to vote in person at any general meeting the option to vote in any other manner, including but not limited to voting by mail, electronic-mail or facsimile.

66.

Unless a poll is duly demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or not carried by a particular majority, or lost, and an entry to that effect made in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

67.

Where a poll is taken, the result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken in accordance with the rules and regulations of the Designated Stock Exchange (if applicable) or duly demanded.

68.

A poll required by the listing rules of the Designated Stock Exchange or duly demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll required by the listing rules of the Designated Stock Exchange or duly demanded on any other question shall be taken in such manner (including but not limited to the use of ballot or voting papers or tickets or electronic voting) and either forthwith or at such time (being not later than thirty (30) days after the date of the demand) and, if applicable, place as the chairman directs. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll not taken immediately. The chairman of the meeting may, or (for so long as the shares of the Company are listed on the Designated Stock Exchange) if required by the rules or regulations of the Designated Stock Exchange shall, appoint scrutineer(s), who shall be independent of the persons undertaking the polling process, and the chairman of the meeting may adjourn the meeting to some place (if applicable) and time fixed by him for the purpose of declaring the result of the poll.

69.

The demand for a poll shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the poll has been demanded, and, with the consent of the chairman, it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

70.	On a poll votes may be given either personally or by proxy.

71.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

72.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of such meeting shall be entitled to a second or casting vote in addition to any other vote he may have.

73.

Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Bye-law be deemed joint holders thereof.

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74.	(1)

A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board may require of the authority of the person claiming to vote shall have been deposited at the Office, head office or Registration Office, as appropriate, not less than seventy-two (72) hours before the time appointed for holding the meeting, postponed meeting, or adjourned meeting or poll, as the case may be.

(2)

Any person entitled under Bye-law 53 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that seventy-two (72) hours at least before the time of the holding of the meeting, postponed meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of his entitlement to such shares, or the Board shall have previously admitted his right to vote at such meeting in respect thereof.

75.

No Member shall, unless the Board otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

76.	If:-

(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting, postponed meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the postponed meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES

77.	(1)

Any Member entitled to attend and vote at a meeting of the Company who is the holder of two or more shares shall be entitled to appoint not more than two proxies to attend and vote instead of him at the same general meeting provided that if the Member is the Depository or a clearing house or a central depository entity (or its nominee):-

(a)

the Depository or the clearing house or the central depository entity (or its nominee),as the case may be, may appoint more than two proxies to attend and vote at the same general meeting and each proxy shall be entitled to exercise the same powers on behalf of the Depository or the clearing house or the central depository entity (or its nominee), as the case may be, as the Depository or the clearing house or the central depository entity (or its nominee) could exercise, including, notwithstanding Bye-law 65, the right to vote individually on a show of hands;

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(b)

unless the Depository specifies otherwise in a written notice to the Company, the Depository shall be deemed to have appointed as the Depository’s proxies to vote on behalf of the Depository at a general meeting of the Company each of the Depositors who are individuals and whose names are shown in the records of the Depository as at a time not earlier than seventy-two (72) hours prior to the time of the relevant general meeting supplied by the Depository to the Company and notwithstanding any other provisions in these Bye-laws, the appointment of proxies by virtue of this Bye-law 77(1)(b) shall not require an instrument of proxy or the lodgement of any instrument of proxy;

(c)

the Company shall accept as valid in all respects the form of instrument of proxy approved by the Depository (the “CDP Proxy Form”) for use at the date relevant to the general meeting in question naming a Depositor (the “Nominating Depositor”) and permitting that Nominating Depositor to nominate a person or persons other than himself as the proxy or proxies appointed by the Depository. The Company shall, in determining rights to vote and other matters in respect of a completed CDP Proxy Form submitted to it, have regard to the instructions given by and the notes (if any) set out in the CDP Proxy Form. The submission of any CDP Proxy Form shall not affect the operation of Bye-law 77(1)(b) and shall not preclude a Depositor appointed as a proxy by virtue of Bye-law 77(1)(b) from attending and voting at the relevant meeting but in the event of attendance by such Depositor the CDP Proxy Form submitted bearing his name as the Nominating Depositor shall be deemed to be revoked;

(d)

the Company shall reject any CDP Proxy Form of a Nominating Depositor if his name is not shown in the records of the Depository as at a time not earlier than seventy-two (72) hours prior to the time of the relevant general meeting supplied by the Depository to the Company; and

(e)

on a poll the maximum number of votes which a Depositor, or proxies appointed pursuant to a CDP Proxy Form in respect of that Depositor, is able to cast shall be the number of shares credited to the Securities Account of that Depositor as shown in the records of the Depository as at a time not earlier than seventy-two (72) hours prior to the time of the relevant general meeting supplied by the Depository to the Company, whether that number is greater or smaller than the number specified in any CDP Proxy Form or instrument of proxy executed by or on behalf of the Depository.

(2)

In any case where an instrument of proxy appoints more than one proxy (including the case when a CDP Proxy Form is used), the proportion of the shareholding concerned to be represented by each proxy shall be specified in the instrument of proxy.

(3)

A proxy need not be a Member. In addition, subject to Bye-law 77(1), a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise, including, notwithstanding Bye-law 65, the right to vote individually on a show of hands. On a poll, a proxy need not use all the votes he is entitled to cast or cast all such votes in the same way.

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78.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same or, in the case of the Depository or a clearing house or a central depository entity, signed by its duly authorised officer by some method or system of mechanical signature as the Depository or the clearing house or the central depository entity may deem appropriate. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the fact.

79.	(1)

The Company may, at its absolute discretion, provide an electronic address for the receipt of any document or information relating to proxies for a general meeting (including any instrument of proxy or acceptance of an invitation to appoint a proxy, any document necessary to show the validity of, or otherwise relating to, an appointment of proxy (whether or not required under these Bye-laws) and notice of termination of the authority of a proxy). If such an electronic address is provided, the Company shall be deemed to have agreed that any such document or information (relating to proxies as aforesaid) may be sent by electronic communication to that address, subject as hereafter provided and subject to any other limitations or conditions specified by the Company when providing the address. Without limitation, the Company may from time to time determine that any such electronic address may be used generally for such matters or specifically for particular meetings or purposes and, if so, the Company may provide different electronic addresses for different purposes. The Company may also impose any conditions on the transmission of and its receipt of any document or information sent by electronic communication including, for the avoidance of doubt, imposing any security or encryption arrangements as may be specified by the Company. If any document or information required to be sent to the Company under this Bye-law is sent to the Company by electronic means, such document or information shall not be treated as validly delivered to or deposited with the Company unless the same is received by the Company at its designated electronic address provided in accordance with this Bye-law.

(2)

The instrument appointing a proxy and (if required by the Board) the power of attorney or other authority (if any) under which it is signed on behalf of the appointor (which shall, for this purpose, include a Depositor) or a certified copy of such power or authority, shall be delivered:

(a)

if sent personally or by post, to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Registration Office or the Office, as may be appropriate); or

(b)

if submitted by electronic communication, to the electronic address provided by the Company in accordance with Bye-law 79(1), or as may be otherwise specified by the Company for that purpose in or by way of note to or in any document accompanying the notice convening the general meeting, in either case not less than seventy-two (72) hours before the time appointed for holding the meeting or adjourned meeting or postponed meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting or postponed meeting, not less than twenty-four (24) hours before the time appointed for the taking of the poll and in default the instrument of proxy shall not be treated as valid.

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(3)

No instrument appointing a proxy shall be valid after the expiration of twelve (12) months from the date named in it as the date of its execution, except at an adjourned meeting or postponed meeting or on a poll demanded at a meeting or an adjourned meeting or postponed meeting in cases where the meeting was originally held within twelve (12) months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

80.

Instruments of proxy shall be in any usual or common form (including any form approved from time to time by the Depository or a clearing house or a central depository entity) or in such other form as the Board may approve (provided that this shall not preclude the use of the two-way form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment or postponement of the meeting as for the meeting to which it relates. The Board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information relating to proxies for a general meeting required under these Bye-laws has not been received in accordance with the requirements of these Bye-laws. Subject to aforesaid, if the proxy appointment and any of the information required under these Bye-laws is not received in the manner set out in these Bye-laws, the appointee shall not be entitled to vote in respect of the shares in question.

81.	(1)

 A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office or the Registration Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two (2) hours at least before the commencement of the meeting, postponed meeting or adjourned meeting, or the taking of the poll, at which the instrument of proxy is used.

(2)

Notwithstanding Bye-law 81(1) above, the deposit of an instrument appointing a proxy by a Member does not preclude such Member from attending and voting in person at the general meeting to which the instrument of proxy relates, as well as at any adjourned meeting to which it relates, and in such an event, the instrument appointing the proxy or proxies shall be deemed to be revoked by such Member at the point when the Member attends the general meeting.

82.

Anything which under these Bye-laws a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Bye-laws relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

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CORPORATIONS ACTING BY REPRESENTATIVES

83.	(1)

Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a person so authorised is present thereat.

	(2)

Where a Member is the Depository or a clearing house or a central depository entity (or its nominee(s), in each case, being a corporation), it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Bye-law shall be entitled to exercise the same rights and powers as if such person was the registered holder of the shares of the Company held by the Depository or the clearing house or the central depository entity (or its nominee(s)) in respect of the number and class of shares specified in the relevant authorisation including the right to vote individually on a show of hands or on a poll.

	(3)	Any reference in these Bye-laws to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Bye-law.

WRITTEN RESOLUTIONS OF MEMBERS

84.	(1)

 Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting be done by written resolution in accordance with this Bye-law.

(2)

Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution. A resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting, shall, for the purposes of these Bye-laws, be treated as a resolution duly passed at a general meeting of the Company and, where relevant, as a special resolution so passed. For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date. Where the resolution states a date as being the date of his signature thereof by any Member the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, each signed by one or more relevant Members.

(3)

Notwithstanding any provisions contained in these Bye-laws, a resolution in writing shall not be passed for the purpose of removing a Director before the expiration of his term of office under Bye-law 85(4) or for the purposes set out in Bye-law 152(3) relating to the removal and appointment of the Auditor.

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BOARD OF DIRECTORS

85.	(1)

The Company may from time to time by ordinary resolution, determine the maximum number of directors and increase or reduce the number of Directors but so that the number of Directors shall never be less than two (2). All Directors shall be natural persons. The Directors shall be elected or appointed in the first place at the statutory meeting of Members and thereafter the Company may by ordinary resolution appoint any person to be a Director either as an additional Director or to fill a casual vacancy.

	(2)

The Board shall have the power from time to time and at any time to appoint any person as a Director either to fill a casual vacancy or, where a maximum number of Directors has been determined by the Members and the Members have authorised the Board to appoint additional Directors, as an additional Director.

	(3)

Neither a Director nor an alternate Director shall be required to hold any shares of the Company by way of qualification and a Director or alternate Director (as the case may be) who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

	(4)

Subject to any provision to the contrary in these Bye-laws the Members may, at any general meeting convened and held in accordance with these Bye-laws, by ordinary resolution remove a Director at any time before the expiration of his period of office notwithstanding anything in these Bye-laws or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement) provided that the Notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director fourteen (14) days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for his removal.

	(5)

A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (4) above may be filled by the election or appointment by the Members at the meeting at which such Director is removed or, in the absence of such election or appointment, such general meeting may authorise the Board to appoint a Director to fill any vacancy in the number left unfilled.

	(6)	Any Director appointed by the Board shall retire at the next annual general meeting of the Company and shall then be eligible for re-election at that meeting.

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RETIREMENT OF DIRECTORS

86.	(1)	Each Director shall retire at least once every three (3) years.

	(2)	A retiring Director shall be eligible for re-election.

(3)

The Company at the meeting at which a Director retires under any provision of these Bye-laws may by ordinary resolution fill the office being vacated by electing thereto the retiring Director or some other person eligible for appointment. In default the retiring Director shall be deemed to have been re-elected except in any of the following cases:-

	(a)	where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost; or

	(b)	where such Director has given notice in writing to the Company that he is unwilling to be re-elected.

The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

87.

A person who is not a retiring Director shall be eligible for election to office of Director at any general meeting if a Member intending to propose him has, at least eleven (11) clear days before the meeting, left at the Office a Notice duly signed by the nominee, giving his consent to the nomination and signifying his candidature for the office, or the intention of such Member to propose him. In the case of a person recommended by the Directors for election, nine (9) clear days' Notice only shall be necessary. Notice of each and every candidature for election to the Board shall be served on the Members at least seven (7) days prior to the meeting at which the election is to take place.

DISQUALIFICATION OF DIRECTORS

88.	The office of a Director shall be vacated if the Director:-

(1)	resigns his office by notice in writing delivered to the Company at the Office or tendered at a meeting of the Board;

(2)	becomes of unsound mind or dies;

(3)

without special leave of absence from the Board, is absent from meetings of the Board for six (6) consecutive months, and his alternate Director, if any, shall not during such period have attended in his stead and the Board resolves that his office be vacated; or

(4)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors;

(5)	is prohibited by law from being a Director;

(6)	ceases to be a Director by virtue of any provision of the Statutes or is removed from office pursuant to these Bye-laws; or

(7)	becomes disqualified from acting as a Director in any jurisdiction for reasons other than on technical grounds (in which event he must immediately resign from the Board).

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EXECUTIVE DIRECTORS

89.	(1)

The Board may from time to time appoint any one or more of its body to be a managing director or a person holding an equivalent position, joint managing director or deputy managing director or to hold any other employment or executive office with the Company for such period (subject to their continuance as Directors) and upon such terms as the Board may determine and the Board may revoke or terminate any of such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director. A Director appointed to an office under this Bye-law shall be subject to the same provisions as to removal as the other Directors of the Company, and he shall (subject to the provisions of any contract between him and the Company) ipso facto and immediately cease to hold such office if he shall cease to hold the office of Director for any cause. Where the appointment is for a fixed term, such term shall not exceed five (5) years.

(2)

A managing director or a person holding an equivalent position shall at all times be subject to the control of the Board but subject thereto the Board may from time to time entrust to and confer upon a managing director for the time being such of the powers exercisable under these Bye-laws by the Board as they may think fit and may confer such powers for such time and to be exercised on such terms and conditions and with such restrictions as they think expedient and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Board in that behalf and may from time to time revoke, withdraw, alter or vary all or any of such powers.

90.

Notwithstanding Bye-laws 95, 96, 97 and 98, an executive director appointed to an office under Bye-law 89 hereof shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board may from time to time determine, and either in addition to or in lieu of his remuneration as a Director, but he shall not in any circumstances be remunerated by a commission on or a percentage of turnover.

ALTERNATE DIRECTORS

91.

Any Director may at any time by Notice delivered to the Office or head office or at a meeting of the Directors appoint any person (other than another Director) to be his alternate Director. Such appointment, unless previously approved by a majority of the Board, shall have effect only upon and subject to being so approved. Any person so appointed shall have all the rights and powers of the Director for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present. An alternate Director may be removed at any time by the person who appointed him or by the Board and, subject thereto, the office of alternate Director shall continue until the Director for whom such alternate Director was appointed ceases for any reason to be a Director. Any appointment or removal of an alternate Director may be effected by Notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board. An alternate Director may not act as alternate to more than one Director. An alternate Director shall be entitled to receive notices of meetings of the Board or of committees of the Board to the same extent as the Director appointing him and shall be entitled to such extent to attend and vote as a Director at any such meeting at which the Director appointing him is not personally present and generally at such meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at such meeting the provisions of these Bye-laws shall apply as if he were a Director.

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92.

An alternate Director shall only be a Director for the purposes of the Act and shall only be subject to the provisions of the Act insofar as they relate to the duties and obligations of a Director when performing the functions of the Director for whom he is appointed in the alternative and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for the Director appointing him. An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director but he shall not be entitled to receive from the Company any fee in his capacity as an alternate Director except only such part, if any, of the remuneration otherwise payable to his appointor as such appointor may by Notice to the Company from time to time direct, and any fee paid by the Company to an alternate Director shall be deducted from his appointor’s remuneration.

93.

If the appointor of an alternate director is for the time being absent from his usual place of residence or otherwise not available or unable to act, the signature of an alternate Director to any resolution in writing of the Board or a committee of the Board of which his appointor is a member shall, unless the notice of his appointment provides to the contrary, be as effective as the signature of his appointor.

94.

An alternate Director shall ipso facto cease to be an alternate Director if his appointor ceases for any reason to be a Director, PROVIDED always that, if at any meeting the appointing Director retires but is re-elected at the same meeting, any appointment of his alternate Director pursuant to these Bye-laws which was in force immediately before the retirement of such appointing Director shall remain in force as though he had not retired.

DIRECTORS' FEES AND EXPENSES

95.

The ordinary remuneration of the Directors shall from time to time be determined by the Company in general meeting, shall not be increased except pursuant to an ordinary resolution passed at a general meeting where notice of the proposed increase shall have been given in the notice convening the general meeting, and shall (unless otherwise directed by the resolution by which it is voted) be divided amongst the Board in such proportions and in such manner as the Board may agree or, failing agreement, equally, except that any Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of remuneration related to the period during which he has held office. Such remuneration shall be deemed to accrue from day to day.

96.

Each Director shall be entitled to be repaid or prepaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

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97.	(1)

Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Bye-law.

(2)

The remuneration (including any remuneration under Bye-law 97(1) above) in the case of a Director other than an executive Director shall be payable by a fixed sum and shall not at any time be by commission on or percentage of the profits or turnover, and no director whether an executive Director or otherwise shall be remunerated by a commission on or percentage of turnover.

98.

The Board shall obtain the approval of the Company in general meeting before making any payment to any Director or past Director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).

DIRECTORS' INTERESTS

99.	A Director may:-

(a)

hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and, subject to the relevant provisions of the Act, upon such terms as the Board may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Bye-law; and/or

(b)	act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director; and/or

(c)

continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Bye-laws the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

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100.

Subject to the Act and to these Bye-laws, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Bye-law 101 herein.

101.

A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board after he knows that he is or has become so interested. For the purposes of this Bye-law, a general Notice to the Board by a Director to the effect that:-

(a)	he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with that company or firm; or

(b)	he is to be regarded as interested in any contract or arrangement which may after the date of the Notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Bye-law in relation to any such contract or arrangement, provided that no such Notice shall be effective unless either it is given at a meeting of the Board or the Director takes reasonable steps to secure that it is brought up and read at the next Board meeting after it is given.

102.	(1)

A Director shall not vote on any resolution of the Board in respect of any contract or arrangement or proposed contract or arrangement in which he has directly or indirectly a personal material interest. At a Board meeting, a Director shall not be counted in the quorum in relation to any resolution on which he is debarred from voting. Matters in which he shall not be considered to have a personal material interest shall include the following:-

(a)

any contract or arrangement for the giving to such Director any security or indemnity in respect of money lent by him or obligations incurred or undertaken by him at the request of or for the benefit of the Company or any of its subsidiaries;

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(b)

any contract or arrangement for the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director has himself assumed responsibility in whole or in part whether alone or jointly under a guarantee or indemnity or by the giving of security;

(c)

any contract or arrangement in which he is interested in the same manner as other holders of shares or debentures or other securities of the Company or any of its subsidiaries by virtue only of his interest in shares or debentures or other securities of the Company;

(d)

any contract or arrangement concerning any other company in which he is interested only, whether directly or indirectly, as an officer or executive or a shareholder other than a company in which the Director together with any of his associates (as defined by the rules or regulations, where applicable, of the SGX-ST) is beneficially interested in (other than through his interest (if any) in the Company) five (5) percent or more of the issued shares or of the voting rights of any class of shares of such company (or any third company through which his interest is derived); or

(e)

any proposal concerning the adoption, modification or operation of a share option scheme, a pension fund or retirement, death or disability benefits scheme or other arrangement which relates both to directors and employees of the Company or of any of its subsidiaries and does not provide in respect of any Director as such any privilege or advantage not accorded to the employees to which such scheme or fund relates.

(2)

A company shall be deemed to be a company in which a Director owns five percent (5%) or more if and so long as (but only if and so long as) he and his associates (as defined by the rules or regulations, where applicable, of the SGX-ST), (either directly or indirectly) are the holders of or beneficially interested in (other than through his interest (if any) in the Company) five percent (5%) or more of any class of the equity share capital of such company or of the voting rights available to members of such company (or of any third company through which his interest is derived). For the purpose of this paragraph there shall be disregarded any shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the Director's interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

(3)

Where a company in which a Director together with his associates (as defined by the rules or regulations, where applicable, of the SGX-ST) holds five percent (5%) or more is materially interested in a contract or transaction, then that Director shall also be deemed materially interested in such contract or transaction.

(4)

If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than such chairman) to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board. If any question as aforesaid shall arise in respect of the chairman of the meeting such question shall be decided by a resolution of the Board (for which purpose such chairman shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such chairman as known to such chairman has not been fairly disclosed to the Board.

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GENERAL POWERS OF THE DIRECTORS

103.	(1)

The business of the Company shall be managed and conducted by the Board, which may pay all expenses incurred in forming and registering the Company and may exercise all powers of the Company (whether relating to the management of the business of the Company or otherwise) except powers that by the Statutes or by these Bye-laws are required to be exercised by the Company in general meeting. The general powers given by this Bye-law shall not be limited or restricted by any special authority or power given to the Board by any other Bye-law.

(2)

Any person contracting or dealing with the Company in the ordinary course of business shall be entitled to rely on any written or oral contract or agreement or deed, document or instrument entered into or executed as the case may be by any two of the Directors acting jointly on behalf of the Company and the same shall be deemed to be validly entered into or executed by the Company as the case may be and shall, subject to any rule of law, be binding on the Company.

	(3)	Without prejudice to the general powers conferred by these Bye-laws it is hereby expressly declared that the Board shall have the following powers:-

	(a)	to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed.

(b)

to give to any Directors, officers or servants of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration.

	(c)	to resolve that the Company be discontinued in Bermuda and continued in a named country or jurisdiction outside Bermuda subject to the provisions of the Act.

104.

The Board may establish any regional or local boards or agencies for managing any of the affairs of the Company in any place, and may appoint any persons to be members of such local boards, or any managers or agents, and may fix their remuneration (either by way of salary or by commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes) and pay the working expenses of any staff employed by them upon the business of the Company. The Board may delegate to any regional or local board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the Board (other than its powers to make calls and forfeit shares), with power to sub-delegate, and may authorise the members of any of them to fill any vacancies therein and to act notwithstanding vacancies. Any such appointment or delegation may be made upon such terms and subject to such conditions as the Board may think fit, and the Board may remove any person appointed as aforesaid, and may revoke or vary such delegation, but no person dealing in good faith and without notice of any such revocation or variation shall be affected thereby.

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105.

The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

106.

The Board may entrust to and confer upon a managing director, joint managing director, deputy managing director, an executive director or any Director any of the powers exercisable by it upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

107.

All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine. The Company's banking accounts shall be kept with such banker or bankers as the Board shall from time to time determine.

108.	(1)

The Board may establish or concur or join with other companies (being subsidiary companies of the Company or companies with which it is associated in business) in establishing and making contributions out of the Company's moneys to any schemes or funds for providing pensions, sickness or compassionate allowances, life assurance or other benefits for employees (which expression as used in this and the following paragraph shall include any Director or ex-Director who may hold or have held any executive office or any office of profit under the Company or any of its subsidiary companies) and ex-employees of the Company and their dependants or any class or classes of such person.

(2)

The Board may pay, enter into agreements to pay or make grants of revocable or irrevocable, and either subject or not subject to any terms or conditions, pensions or other benefits to employees and ex-employees and their dependants, or to any of such persons, including pensions or benefits additional to those, if any, to which such employees or ex-employees or their dependants are or may become entitled under any such scheme or fund as mentioned in the last preceding paragraph. Any such pension or benefit may, as the Board considers desirable, be granted to an employee either before and in anticipation of or upon or at any time after his actual retirement.

BORROWING POWERS

109.

The Board may exercise all the powers of the Company to raise or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Act, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

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110.	Debentures, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

111.

Any debentures, bonds or other securities may be issued at a discount (other than shares), premium or otherwise and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

112.	(1)

Where any uncalled capital of the Company is charged, all persons taking any subsequent charge thereon shall take the same subject to such prior charge, and shall not be entitled, by notice to the Members or otherwise, to obtain priority over such prior charge.

(2)

The Board shall cause a proper register to be kept, in accordance with the provisions of the Act, of all charges specifically affecting the property of the Company and of any series of debentures issued by the Company and shall duly comply with the requirements of the Act in regard to the registration of charges and debentures therein specified and otherwise.

PROCEEDINGS OF THE DIRECTORS

113.

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes. In the case of any equality of votes (except where only two (2) Directors are present and form the quorum or when only two (2) Directors are competent to vote on the matter at issue) the chairman of the meeting shall have an additional or casting vote.

114.

A meeting of the Board may be convened by the Secretary on request of a Director or by any Director. The Secretary shall convene a meeting of the Board of which notice may be given in writing or by telephone or electronic means or in such other manner as the Board may from time to time determine whenever he shall be required so to do by the chairman (if any) of the Board or the president (if any) of the Company, as the case may be, or any Director.

115.	(1)

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2). An alternate Director shall be counted in a quorum in the case of the absence of a Director for whom he is the alternate.

(2)

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(3)

Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

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116.

The continuing Directors or a sole continuing Director may act notwithstanding any vacancy in the Board provided that if the number of Directors is reduced below the minimum number fixed by or in accordance with these Bye-laws as the quorum, the continuing Directors or Director, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Bye-laws as the quorum or that there is only one continuing Director may, except in an emergency, act only for the purpose of increasing the number of Directors to such minimum number, or summoning a general meeting of the Company. If there be no Directors or Director able or willing to act, then any two (2) Members may summon a general meeting for the purpose of appointing Directors.

117.

The Board may elect a chairman and one or more deputy chairman of its meetings and determine the period for which they are respectively to hold such office. If no chairman or deputy chairman is elected, or if at any meeting neither the chairman nor any deputy chairman is present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

118.	A meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

119.	(1)

The Board may delegate any of its powers, authorities and discretions to committees, consisting of such Director or Directors and other persons as it thinks fit, and they may, from time to time, revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any directions which may be imposed on it by the Board.

(2)

All acts done by any such committee in conformity with such directions, and in fulfilment of the purposes for which it was appointed, but not otherwise, shall have like force and effect as if done by the Board, and the Board shall have power, with the consent of the Company in general meeting, to remunerate the members of any such committee, and charge such remuneration to the current expenses of the Company.

120.

The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any directions imposed by the Board under the last preceding Bye-law.

121.

A resolution in writing signed by the majority of Directors shall be as valid and effectual as if a resolution had been passed at a meeting of the Board duly convened and held provided that such number of Directors approving the resolution is sufficient to constitute a quorum and that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Bye-laws and further provided that no Director approving the resolution is aware of or has received any objection to the resolution from any Director. Such resolution may be contained in one document or in several documents in like form each signed by one or more of the Directors or alternate Directors and for this purpose a facsimile signature of a Director or an alternate Director shall be treated as valid.

122.

All acts done in good faith by the Board or by any committee or by any person acting as a Director or members of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

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MANAGERS

123.

The Board may from time to time appoint a general manager, a manager or managers of the Company and may fix his or their remuneration either by way of salary or commission or by conferring the right to participation in the profits of the Company or by a combination of two or more of these modes and pay the working expenses of any of the staff of the general manager, manager or managers who may be employed by him or them upon the business of the Company.

124.

The appointment of such general manager, manager or managers may be for such period as the Board may decide, and the Board may confer upon him or them all or any of the powers of the Board as it may think fit.

125.

The Board may enter into such agreement or agreements with any such general manager, manager or managers upon such terms and conditions in all respects as the Board may in their absolute discretion think fit, including a power for such general manager, manager or managers to appoint an assistant manager or managers or other employees whatsoever under them for the purpose of carrying on the business of the Company.

OFFICERS

126.	(1)

The officers of the Company shall consist of the Directors and Secretary and such additional officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be officers for the purposes of the Act and these Bye-laws.

	(2)	The officers shall receive such remuneration as the Board may from time to time determine.

	(3)	Where the Company appoints and maintains a resident representative ordinarily resident in Bermuda in accordance with the Act, the resident representative shall comply with the provisions of the Act.

The Company shall provide the resident representative with such documents and information as the resident representative may require in order to be able to comply with the provisions of the Act. The resident representative shall be entitled to have notice of, attend and be heard at all meetings of the Board or of any committee appointed by the Board or general meetings of the Company.

127.

The Secretary and additional officers, if any, shall be appointed by the Board and shall hold office on such terms and for such period as the Board may determine. If thought fit, two (2) or more persons may be appointed as joint Secretaries. The Board may also appoint from time to time on such terms as it thinks fit one or more assistant or deputy Secretaries.

128.

The Secretary shall attend all meetings of the Members and shall keep correct minutes of such meetings and enter the same in the proper books provided for the purpose. He shall perform such other duties as are prescribed by the Act or these Bye-laws or as may be prescribed by the Board.

129.	The officers of the Company shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

130.

A provision of the Act or of these Bye-laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as or in place of the Secretary.

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REGISTER OF DIRECTORS AND OFFICERS

131.	(1)

The Board shall cause to be kept in one or more books at the Office a Register of Directors and Officers and shall enter therein the following particulars with respect to each Director and Officer, that is to say:-

	(a)	in the case of an individual, his or her present first name, surname and address; and

	(b)	in the case of a company, its name and registered office.

	(2)	The Board shall within a period of fourteen (14) days from the occurrence of:-

	(a)	any change among the Directors and Officers; or

	(b)	any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers the particulars of such change and of the date on which it occurred.

(3)	The Register of Directors and Officers shall be open to inspection by members of the public without charge at the Office between 10:00 a.m. and 12:00 noon on every business day.

(4)	In this Bye-law "Officer" has the meaning ascribed to it in Section 92A(7) of the Act.

MINUTES

132.	(1)	The Board shall cause Minutes to be duly entered in books provided for the purpose:-

	(a)	of all elections and appointments of officers;

	(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board;

	(c)	of all resolutions and proceedings of each general meeting of the Members and meetings of the Board.

	(2)	Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the Office.

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SEAL

133.	(1)

The Company may adopt a Seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal with the addition of the words "Securities Seal" on its face or in such other form as the Board may approve. The Board shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board or of a committee of the Board authorised by the Board in that behalf. Subject as otherwise provided in these Bye-laws, a Seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the Seal is to be affixed thereto, it shall be attested to by the signature of one Director or the Secretary or such other person (including a Director) or persons as the Board may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board may by resolution determine that such signature shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in the manner provided by this Bye-law shall be deemed to be sealed and executed with the authority of the Board previously given.

(2)

Where the Company has a Seal for use abroad, the Board may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board may impose restrictions on the use thereof as may be thought fit. Wherever in these Bye-laws reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

AUTHENTICATION OF DOCUMENTS

134.

Any Director or the Secretary or any person appointed by the Board for the purpose may authenticate any documents affecting the constitution of the Company and any resolution passed by the Company or the Board or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts, and if any books, records, documents or accounts are elsewhere than at the Office or the head office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person so appointed by the Board. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Board or any committee which is so certified shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

DESTRUCTION OF DOCUMENTS

135.	The Company shall be entitled to destroy the following documents at the following times:-

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(a)	any share certificate which has been cancelled at any time after the expiry of one (1) year from the date of such cancellation;

(b)

any dividend mandate or any variation or cancellation thereof or any notification of change of name or address at any time after the expiry of two (2) years from the date such mandate variation cancellation or notification was recorded by the Company;

(c)	any instrument of transfer of shares which has been registered at any time after the expiry of seven (7) years from the date of registration;

(d)	any allotment letters after the expiry of seven (7) years from the date of issue thereof; and

(e)

copies of powers of attorney, grants of probate and letters of administration at any time after the expiry of seven (7) years after the account to which the relevant power of attorney, grant of probate or letters of administration related has been closed;

and it shall conclusively be presumed in favour of the Company that every entry in the Register purporting to be made on the basis of any such documents so destroyed was duly and properly made and every share certificate so destroyed was a valid certificate duly and properly cancelled and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company. Provided always that: (1) the foregoing provisions of this Bye-law shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim; (2) nothing contained in this Bye-law shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (1) above are not fulfilled; and (3) references in this Bye-law to the destruction of any document include references to its disposal in any manner.

DIVIDENDS AND OTHER PAYMENTS

136.

The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend in any currency to be paid to the Members and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. The Company in general meeting may also, subject to these Bye-laws and in accordance with the Act, declare a dividend or such other distribution to be paid to the Members but no dividend or distribution shall be declared by the Company in general meeting in excess of the amount recommended by the Board.

137.

Without prejudice to the generality of the above Bye-law 136 if at any time the share capital of the Company is divided into different classes, the Board may pay such dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board acts bona fide the Board shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of any dividend on any shares having deferred or non-preferential rights and may also pay periodically any fixed dividend which is payable on any shares of the Company.

138.

No dividend shall be paid or distribution made if to do so would render the Company unable to pay its liabilities as they become due or the realisable value of its assets would thereby become less than the aggregate of its liabilities and its issued share capital and share premium accounts.

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139.	Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:-

(a)

all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Bye-law as paid up on the share; and

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

140.

The Board may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

141.	No unpaid dividend or distribution or other moneys payable by the Company shall bear interest as against the Company.

142.

Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

143.

All dividends or bonuses unclaimed for one (1) year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six (6) years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

144.

Whenever the Board or the Company in general meeting has resolved that a dividend be paid or declared, the Board may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

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145.	(1)

For so long as the shares of the Company are listed on the Designated Stock Exchange, any scheme which enables the Members to elect to receive securities in lieu of cash amount of any dividend must be approved by the Members in general meeting in accordance with applicable rules or regulations of the Designated Stock Exchange.

(2)

The Board shall have full power to make such provisions as it thinks fit for the implementation of a scheme approved pursuant to the provisions of paragraph (1) of this Bye law, and the Board may do all acts and things considered necessary or expedient to give effect to such a scheme.

RESERVES

146.

Before recommending any dividend, the Board may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

CAPITALISATION

147.

The Company may, upon the recommendation of the Board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund (including the profit and loss account) whether or not the same is available for distribution and accordingly that such amount be set free for distribution among the Members or any class of Members who would be entitled thereto if it were distributed by way of dividend and in the same proportions, on the footing that the same is not paid in cash but is applied either in or towards paying up the amounts for the time being unpaid on any shares in the Company held by such Members respectively or in paying up in full unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid up among such Members, or partly in one way and partly in the other, and the Board shall give effect to such resolution provided that, for the purposes of this Bye-law, a share premium account and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the Company to be issued to such Members credited as fully paid. In carrying sums to reserve and in applying the same the Board shall comply with the provisions of the Act.

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148.

The Board may settle, as it considers appropriate, any difficulty arising in regard to any distribution under the last preceding Bye-law and in particular may issue certificates in respect of fractions of shares or authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

ACCOUNTING RECORDS

149.

The Board shall cause to be kept proper records of account with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place; all sales and purchases of goods by the Company; the assets and liabilities of the Company; and all other matters required by the Act or necessary to give a true and fair view of the Company's affairs and to explain its transactions.

150.

The records of account shall be kept at the Office or, subject to the Act, at such other place or places as the Board decides and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board or the Company in general meeting.

151.	(1)

Subject to Sections 87A and 88 of the Act, a copy of the financial statements which is to be laid before a general meeting of the Company, made up to the end of the applicable financial year and including every document and all information as required by the Act and the rules or regulations of the Designated Stock Exchange (“Financial Statements”), together with a copy of the Auditors' report, shall be sent to each person entitled thereto (the “Entitled Persons”) at least fourteen (14) days before the date of the general meeting provided that this Bye-law shall not require a copy of those documents to be sent to any person whose address the Company is not aware of or to more than one of the joint holders of any shares or debentures.

(2)

Subject to compliance with Sections 87A and 87B of the Act and the rules or regulations of the Designated Stock Exchange, the Company may send to Entitled Persons summarised financial statements, derived from the Financial Statements for the relevant period, instead of the Financial Statements. The summarised financial statements shall be accompanied by the Auditors' report and shall be sent to Entitled Persons not less than twenty-one (21) days before the general meeting at which the Financial Statements are to be laid. Entitled Persons who receive the summarised financial statements may elect, by notice in writing to the Company, to receive the Financial Statements. Financial Statements shall be sent within seven (7) days of receipt of the Entitled Person’s election to receive the Financial Statements.

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AUDIT

152.	(1)

Subject to Section 88 of the Act, at each annual general meeting, the Members shall appoint an auditor to hold office until the close of the next annual general meeting, and if an appointment is not so made, the Auditor in office shall continue in office until a successor is appointed. Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

(2)

Subject to Section 89 of the Act, a person, other than an incumbent Auditor, shall not be capable of being appointed Auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of Auditor has been given not less than twenty-one (21) days before the annual general meeting and furthermore, the Company shall send a copy of any such notice to the Auditor.

(3)

The Members may, at any general meeting convened and held in accordance with these Bye-laws, by special resolution remove the Auditor at any time before the expiration of his term of office and shall by ordinary resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

153.	Subject to Section 88 of the Act, the financial statements of the Company shall be audited at least once in every year.

154.	The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

155.

If the office of auditor becomes vacant by the resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Board may appoint an auditor to fill the vacancy. An Auditor appointed pursuant to this Bye-law shall, subject to these Bye-laws, hold office until close of the next annual general meeting.

156.

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

157.

The financial statements of the Company shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such financial statements are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction.

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NOTICES

158.

Any notice from the Company to a Member shall be given in writing or by cable, telex or by electronic means (including facsimile and electronic mail) and any such notice and (where appropriate) any other document may be served or delivered by the Company on or to any Member either personally or by sending it through the post in a prepaid envelope addressed to such Member at his registered address as appearing in the Register or at any other address supplied by him to the Company for the purpose or, as the case may be, by transmitting it by electronic means (including facsimile and electronic mail) to any such address or number supplied by him to the Company for the giving of notice to him, or in accordance with Bye-law 158A, or may also be served by advertisement in appointed newspapers (as defined in the Act) or in newspapers published daily and circulating generally in the territory of and in accordance with the requirements of the Designated Stock Exchange. In the case of joint holders of a share all notices shall be given to that one of the joint holders whose name stands first in the Register and notice so given shall be deemed a sufficient service on or delivery to all the joint holders.

158A.	(1)

The Board may deliver any information or documents to a Member by publication of an electronic record of such information or documents on a website and by sending the Member a notice of their availability and including therein details of the publication of the information or documents on the website, the address of the website, the place on the website where the information or documents may be found, how the information or documents may be accessed on the website, if the information or documents are not available on the website on the date of notification, the date on which it will be available and how a Member is to notify the Company of his election to receive the information or documents in physical form if he wishes to receive the same in physical form (which the Company shall provide upon such request). Such notification shall be by way of physical notification where required by the listing rules of the Designated Stock Exchange or the Statutes, or in some other manner as the Directors may determine in their discretion, subject to the Statutes and/or the rules and regulations of the Designated Stock Exchange relating to electronic communications.

(1A)

Subject to the Statutes and/or the rules and regulations of the Designated Stock Exchange relating to electronic communications, a Member shall be implied to have agreed to receive notices or documents by way of electronic communications and shall not have a right to receive a physical copy of such notices or documents unless otherwise provided by the Statutes, the rules and regulations of the Designated Stock Exchange or these Bye-laws. Notwithstanding the foregoing provisions of this Bye-law 158A(1A), the Directors may, at their absolute discretion or will, if so required by the Statutes and/or the rules and regulations of the Designated Stock Exchange notify a Member directly in writing on at least one occasion, of the Member’s right to elect, within a time specified in the notice from the Company, whether to receive notices or documents in either electronic or physical copies, and a Member shall be deemed to have consented to receive such notices or documents by way of electronic communications if he was given such an opportunity and he failed to make an election within the specified time.

(2)

 If a Member elects to receive the information or documents in physical form, the Company shall send to that Member such information or documents within seven (7) days of receipt by the Company of that Member’s election.

(3)

In the case of information or documents delivered in accordance with Bye-law 158A(1), service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

(3A)

Subject to the Statutes and the rules and regulations of the Designated Stock Exchange, the delivery or service of notices and documents by electronic communications shall not apply to such notices or documents which are required by the rules and regulations of the Designated Stock Exchange or the Statutes to be served or sent by way of physical copies.

(4)

The accidental omission of the Company to send information or a document to a Member in accordance with Bye-law 158A(2), or the non-receipt by the Member of information or a document that has been duly sent to that Member, does not invalidate the deemed delivery of that information or document to that Member.

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159.	Any notice or other document:-

(a)

if served or delivered by post, shall where appropriate be sent by airmail and shall be deemed to have been served or delivered on the day following that on which the envelope containing the same, properly prepaid and addressed, is put into the post; in proving such service or delivery it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into the post and a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board that the envelope or wrapper containing the notice or other document was so addressed and put into the post shall be conclusive evidence thereof; and

(b)

if served or delivered in any other manner contemplated by these Bye-laws (save for a notice or document delivered in accordance with Bye-law 158A(1), shall be deemed to have been served or delivered at the time of personal service or delivery or, as the case may be, at the time of the relevant despatch or transmission by electronic means or publication; and in proving such service or delivery a certificate in writing signed by the Secretary or other officer of the Company or other person appointed by the Board as to the fact and time of such service, delivery, despatch, transmission by electronic means or publication shall be conclusive evidence thereof.

160.	(1)

Any notice or other document delivered or sent by post to or left at the registered address of any Member in pursuance of these Bye-laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

(2)

A notice may be given by the Company to the person entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter, envelope or wrapper addressed to him by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

(3)

Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

(4)

Every Member or a person who is entitled to receive notice from the Company under the provisions of the Statutes or these Bye-laws may register with the Company an electronic address to which notices can be served upon him.

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SIGNATURES

161.

For the purposes of these Bye-laws, a cable or telex or facsimile transmission message or an electronic mail purporting to come from a holder of shares or, as the case may be, a Director or alternate Director, or, in the case of a corporation which is a holder of shares from a director or the secretary thereof or a duly appointed attorney or duly authorised representative thereof for it and on its behalf, shall in the absence of express evidence to the contrary available to the person relying thereon at the relevant time be deemed to be a document or instrument in writing signed by such holder or Director or alternate Director in the terms in which it is received.

WINDING UP

162.	(1)	The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

	(2)	A resolution that the Company be wound up by the court or be wound up voluntarily shall be a special resolution.

163.

If the Company shall be wound up (whether the liquidation is voluntary or by the court) the liquidator may, with the authority of a special resolution and any other sanction required by the Act, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

INDEMNITY

164.	(1)

The Directors, Secretary and other Officers (such term to include any person appointed by the Board to hold an office in the Company and any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, the Auditor for the time being and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons.

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(2)

Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

(3)

The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonestly is proved against him.

(4)

The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

ALTERATION OF BYE-LAWS AND AMENDMENT TO MEMORANDUM OF ASSOCIATION AND NAME OF COMPANY

165.

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made without the prior written approval of the SGX-ST for so long as the shares of the Company are listed on the SGX-ST and until the same has been approved by a resolution of the Board and confirmed by a special resolution of the Members. A special resolution shall be required to alter the provisions of the memorandum of association or to change the name of the Company.

INFORMATION

166.

No Member shall be entitled to require discovery of or any information respecting any detail of the Company's trading or any matter which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board it will be inexpedient in the interests of the members of the Company to communicate to the public save as may be authorised by law or required by the rules or regulations of the Designated Stock Exchange.

NOTIFICATION OF SHAREHOLDINGS BY DIRECTORS AND SUBSTANTIAL SHAREHOLDERS AND TAKEOVERS

167.	(1)

For so long as the shares of the Company are listed on the SGX-ST, each Director shall, upon his appointment to the Board, give an undertaking to the Company that, for so long as he remains a Director, he shall forthwith notify the Secretary of the particulars of the shares beneficially owned by him at the time of his appointment and of any change in such particulars.

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(2)

For so long as the shares of the Company are listed on the SGX-ST, each Member shall, (a) upon becoming a substantial shareholder of the Company, (b) for so long as he remains a substantial shareholder of the Company, upon a change in the percentage level of his interest or interests in the Company and (c) upon ceasing to be a substantial shareholder of the Company, give the Secretary a notice in writing stating his name and address and of (i) the particulars of such interest and the circumstances by reason of which he has that interest, or (ii) the particulars of the change in interests (including the date of change and the circumstances by reason of which that change has occurred), or (iii) the particulars of the date and circumstances of the cessation of substantial shareholding, as the case may be, within two (2) business days after (aa) becoming a substantial shareholder, (bb) the date of change in the percentage level of his interests, or (cc) the date of cessation, as the case may be. For the purposes of this Bye-law 167(2), the term "substantial shareholder" shall have the same meaning ascribed to it in Section 81(1) and 81(2) of the Companies Act 1967 of Singapore (the "Singapore Companies Act"), the term "interest" or "interests" shall have the same meaning ascribed to it in Section 7 of the Singapore Companies Act and the term “percentage level” shall have the meaning ascribed to it in Section 83(3) of the Singapore Companies Act. The requirement to give notice under this Bye-law 167(2) shall not apply to the Depository or a clearing house (or its nominee(s)) or a central depository entity (or its nominee(s)).

(3)

For so long as the shares of the Company are listed on the SGX-ST, the provisions of Section 137F of the Securities and Futures Act 2001 of Singapore, giving the Company power to require disclosure of beneficial interest in its shares, shall apply.

(4)

For so long as the shares of the Company are listed on the SGX-ST, the provisions of Sections 138, 139 and 140 of the Securities and Futures Act 2001 of Singapore and the Singapore Code on Take-overs and Mergers, including any amendment, modification, revision, variation or re-enactment thereof, shall apply, mutatis mutandis to all takeover offers for shares of the Company.

PERSONAL DATA

168.	(1)

Subject to the Statutes and the rules and regulations of the Designated Stock Exchange, a Member who is a natural person is deemed to have consented to the collection, use and disclosure of his personal data (whether such personal data is provided by that Member or is collected through a third party) by the Company (or its agents or service providers) from time to time for any of the following purposes:-

	(a)	implementation and administration of any corporate action by the Company (or its agents or service providers);

	(b)	internal analysis and/or market research by the Company (or its agents or service providers);

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(c)	investor relations communications by the Company (or its agents or service providers);

(d)	administration by the Company (or its agents or service providers) of that Member’s holding of shares in the Company;

(e)

implementation and administration of any service provided by the Company (or its agents or service providers) to its Members to receive notices of meetings, annual reports and other shareholder communications and/or for proxy appointment, whether by electronic means or otherwise;

(f)

processing, administration and analyses by the Company (or its agents or service providers) of proxies or representatives appointed for any general meeting (including any adjournment thereof) and the preparation and compilation of the attendance lists, minutes and other documents relating to any general meeting (including any adjournment thereof);

(g)	implementation and administration of, and compliance with, any provision of these Bye-laws;

(h)	compliance with any applicable laws, listing rules, take-over rules, regulations and/or guidelines, and

(i)	purposes which are reasonably related to any of the above purpose.

(2)

Any Member who appoints a proxy and/or representative for any general meeting and/or any adjournment thereof is deemed to have warranted that where such Member discloses the personal data of such proxy and/or representative to the Company (or its agents or service providers), that Member has obtained the prior consent of such proxy and/or representative for the collection, use and disclosure by the Company (or its agents or service providers) of the personal data of such proxy and/or representative for the purposes specified in Bye-laws 168(1)(f) and 168(1)(h), and is deemed to have agreed to indemnify the Company in respect of any penalties, liabilities, claims, demands, losses and damages as a result of such Member’s breach of warranty.

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